As filed with the Securities and Exchange Commission on March 2, 1999

                                          Registration No. 333-___________

--------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       ------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       ------------------------------

                  SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
            -----------------------------------------------------
           (Exact Name Of Registrant As Specified In Its Charter)

                       ------------------------------

      DELAWARE                                     77-0148208
(State Or Other Jurisdiction Of                 (I.R.S. Employer
Incorporation Or Organization)                  Identification Number)

                           3400 WEST WARREN AVENUE
                          FREMONT, CALIFORNIA 94538
                               (510) 623-9001
        (Address, Including Zip Code, And Telephone Number, Including
           Area Code, Of Registrant's Principal Executive Offices)

                       ------------------------------
                           1997 STOCK OPTION PLAN
                          (Full Title Of The Plan)
                       ------------------------------


                        THE PRENTICE HALL CORPORATION
                              1013 CENTRE ROAD
                         WILMINGTON, DELAWARE  19805
                               (302) 998-0595
        (Address, Including Zip Code, And Telephone Number, Including
                      Area Code, Of Agent For Service)

                       ------------------------------


                                 COPIES TO:
                          JEFFREY C. EVERETT, ESQ.
                         55 EAST MONROE, SUITE 4100
                           CHICAGO, ILLINOIS 60603
                               (312) 807-4600

                       ------------------------------

=========================================================================

                       CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities           Amount         Offering     Aggregate     Amount of
to be                to be          Price per    Offering      Registra-
Registered           Registered     Share (1)    Price         tion Fee
----------           ----------     ---------    -----------   ----------
Common Stock,
$.001 par value      3,000,000      $10.46875    $31,406,250    $6,281.25

--------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the NASDAQ National Market System on February 26, 1999.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

      (c)   The Registrant's Current Reports on Form 8-K filed on
December 4, 1998 and January 12, 1999; and

      (d) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 23, 1999 (File No. 333-72829), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Registrant's Certificate of Incorporation contains a provision eliminating director liability to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (1) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Company's Board protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

      Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's By-laws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. The Company's bylaws provide further that the Company shall have the power to indemnify its other officers, employees and their agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

      The Company has entered into agreements with certain of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      Exhibit
      Number                        Description
      -------                       -----------

      4.1                     1997 Stock Option Plan

      5.1 Opinion of Holleb & Coff (Counsel to the Registrant) as to the legality of the securities being registered herewith

      23.1                    Consent of PricewaterhouseCoopers, LLP,
                              Independent Accountants

      23.2                    Consent of Ernst & Young, L.L.P., Former
                              Independent Auditors

      23.3                    Consent of Holleb & Coff (included in
                              Exhibit 5.1)

      24 Power of Attorney (included on signature page)


ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 1, 1999.

                              Sunrise Technologies International, Inc.

                              By:   /s/ C. Russell Trenary, III
                                    -------------------------------------
                                    C. Russell Trenary, III
                                    President and Chief Executive Officer


                              POWER OF ATTORNEY

      KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Russell Trenary and Timothy A. Marcotte, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  March 1, 1999                /s/ C. Russell Trenary, III
                                    -----------------------------------
                                    C. Russell Trenary, III
                                    President, Chief Executive Officer
                                    and Director
                                    (Principal Executive Officer)

Date:  March 1, 1999                /s/ Timothy A. Marcotte
                                    -----------------------------------
                                    Timothy A. Marcotte
                                    Chief Financial Officer
                                    (Principal Financial Officer and
                                    Principal Accounting Officer)
                                    and Director

Date:  March 1, 1999                /s/ Joseph D. Koenig
                                    -----------------------------------
                                    Joseph D. Koenig
                                    Chairman of the Board and Director

Date:  March 1, 1999                /s/ R. Dale Bowerman
                                    -----------------------------------
                                    R. Dale Bowerman
                                    Director

Date:  March 1, 1999                /s/ Michael S. McFarland, M.D.
                                    -----------------------------------
                                    Michael S. McFarland, M.D.
                                    Director

                              INDEX TO EXHIBITS


Exhibit
Number                  Description
-------                 -----------

4.1                     1997 Stock Option Plan

5.1                     Opinion of Holleb & Coff (Counsel to the
                        Registrant) as to legality of the securities being registered herewith

23.1                    Consent of PricewaterhouseCoopers, LLP,
                        Independent Accountants

23.2                    Consent of Ernst & Young, L.L.P.,
                        Former Independent Auditors

23.3                    Consent of Holleb & Coff (included in Exhibit 5.1)

24                      Power of Attorney (included on signature page)